Exhibit 10.1

WESHOP HOLDINGS LIMITED

SHARE OPTION PLAN

Approved by resolution of the directors on	30th June 2022

TABLE OF CONTENTS

1.	SHARE OPTION PLAN		4

2.	DEFINITIONS AND INTERPRETATION		4

	2.1	Definitions	4
	2.2	Interpretation	6

3.	SHARES SUBJECT TO THE PLAN		7

4.	ADMINISTRATION OF THE PLAN		7

	4.1	Procedure	7
	4.2	Powers of the Administrator	7
	4.3	Effect of Administrator’s Decision	8

5.	EXERCISE PRICE		8

6.	LIMITATIONS		8

	6.1	No Right to continuing Relationship
	6.2	Not part of Contract	8

7.	TERM OF PLAN		8

8.	TERM OF OPTION		8

9.	EXERCISE PRICE AND CONSIDERATION		8

	9.1	Exercise Price	8
	9.2	Waiting Period and Exercise Dates	9
	9.3	Form of Consideration	9

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10.	EXERCISE AND LAPSE OF OPTIONS		9

	10.1	Procedure on Exercise of an Option	9
	10.2	Termination of Employment Relationship	10
	10.3	Permanent Ill Health, Injury or Disability, Retirement, Redundancy etc. of Optionee	10
	10.4	Death of Optionee while an Employee	10
	10.5	Death of Optionee within ninety (90) days of ceasing to be an Employee	11
	10.6	Renunciation of an Option	11

11.	COMPULSORY SALE		11

12.	NON-TRANSFERABILITY OF OPTIONS		12

13.	ADJUSTMENTS UPON CHANGES IN CAPITALISATION, DISSOLUTION OR LIQUIDATION		12

	13.1	Changes in Capitalisation	12
	13.2	Dissolution or Liquidation	12
	13.3	Application of Rule 7.1	12

14.	MERGER, TAKEOVER OR OTHER REORGANISATION		12

15.	DATE OF GRANT		13

16.	LOCK-UP PERIOD		13

17.	DRAG-ALONG RIGHTS		14

18.	AMENDMENT AND TERMINATION OF PLAN		14

	18.1	Amendment and T ermination	14
	18.2	Shareholder Approval	14
	18.3	Effect of Amendment or Termination	14
	18.4	Costs	14
	18.5	Books of Account and Records	15
	18.6	Execution on behalf of Optionee	15

19.	LEGAL COMPLIANCE		15

20.	LIABILITY OF COMPANY		15

	20.1	Inability to Obtain Authority	15
	20.2	Grants Exceeding Approved Number of Ordinary Shares	15

21.	AVAILABILITY OF SHARES		15

22.	TAXATION		15

23.	NOTICES		15

24.	GOVERNING LAW		15

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WeShop Holdings Limited

Share Option Plan 2022

1.	SHARE OPTION PLAN

The purpose of the Plan is to encourage and enable the officers, employees and non- employee directors and consultants, advisers and representatives of WeShop Holdings Limited (the “Company”) and its subsidiaries and associated companies, upon whose judgement, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire proprietary interest in the Company in order to assist in: (i) attracting and retaining the best available personnel for positions of substantial responsibility; (ii) providing additional incentive to those persons; and (iii) promoting the success of the business of the Company. Optionees (as defined below) under the Plan will be full or part-time officers, employees and non- employee directors and consultants, advisers and representatives of the Group (as defined below) as are selected from time to time by the Administrator (as defined below) in its sole discretion. officers, employees and non- employee directors and consultants, advisers and representatives.

2.	DEFINITIONS AND INTERPRETATION

2.1	Definitions

In these Rules, unless the context requires otherwise, the following words and expressions shall have the following meanings:

“Administrator”	means either the Board or, if applicable, the Remuneration Committee or a similar committee established by the Board performing the functions of the remuneration committee which is comprised of not less than [three] directors;

“Applicable Laws”	means the legal requirements relating to the administration of share option plans under any stock exchange or quotation system on which shares in the capital of the Company are listed, traded or quoted and the applicable laws of the British Virgin Islands;

“Board”	means the board of directors of the Company for the time being and as constituted from time to time or a duly appointed committee thereof, including, without limiting the generality of the foregoing, the Remuneration Committee;

“Company”	means WeShop Holdings Limited, a company incorporated in the British Virgin Islands under number 2046056;

“Continuous Status as an Employee”	means that an Employee’s employment relationship with any member of the Group is not interrupted or terminated. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) any leave of absence approved by a member of the Group; or (ii) transfers between locations of the Company or between any other members of the Group, or any successor of the Company. A leave of absence approved by a member of the Group shall include sick leave or any other personal leave;

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“Contractor”	means a consultant, adviser or representative of a Group Company engaged by way of a contractual agreement or arrangement to provide services to a Group Company;

“Contractual Termination”	means that a Contractor’s contractual engagement with any member of the Group is not interrupted or terminated. A contractual engagement shall be considered interrupted if such engagement is subject to: (i) a material breach by the Contractor which has not been remedied (to the extent remediable) within [60] days’ or earlier as may be required by the relevant contract; or (ii) an event of force majeure affecting the Contractor has been persisting for [180] days or more.

“Control”	shall have the meaning given to that expression by section 1124 of the United Kingdom’s Corporation Tax Act 2010;

“Date of Commencement”	means the date on which the Plan is approved by the Board;

“Declaration of Trust”	means a declaration of trust between the relevant Optionee and a nominee company pursuant to which the nominee company shall hold any Ordinary Shares issued upon the exercise of any Option on behalf of the relevant Optionee, in a form approved by the Company;

“Employee”	means any person employed by any member of the Group or a director of any member of the Group;

“Exercise Price”	the price at which the Optionee may subscribe for or acquire or purchase an Ordinary Share as determined pursuant to Rule 9.1;

“Fair Market Value”	means, as of any date, the value of an Ordinary Share determined in good faith by the Administrator provided that in no event shall the Fair Market Value be less than the par value of an Ordinary Share;

“Group”	means the Company and any company or companies for the time being under the Control of the Company and any company treated as an associated company for the purposes of the accounts of the Company, and Group Company shall be construed accordingly;

“Offer Letter”	means a written notice evidencing certain terms and conditions of an individual Option grant, which forms part of the Option Agreement;

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“Option”	means a right to subscribe for or acquire or purchase Ordinary Shares granted pursuant to the Plan;

“Option Letter”	means a letter issued by the Company to an Optionee evidencing the terms and conditions of an individual Option grant and subject to the terms and conditions of the Plan;

“Optioned Shares”	means Ordinary Shares subject to an Option;

“Optionee”	means an Employee or Contractor to whom an Option has been granted in accordance with the Plan and in whom rights under the Plan are still vested or (where the context so requires) the legal personal representatives of such a person;

“Ordinary Shares”	means fully paid up Ordinary Shares of $[ ] each in the capital of the Company and “Ordinary Shareholder” shall be construed accordingly;

“Parent”	means a “holding company”, whether now or hereafter existing, as such term is defined in section 1159 of the United Kingdom’s Companies Act 2006;

“Plan”	means the WeShop Holdings Limited Employee Share Option Plan set out herein and as amended from time to time in accordance with its Rules;

“Remuneration Committee”	means any committee of the Board appointed by the Board from time to time for the purpose, inter alia, of the administration of the Plan;

“Rules”	means the rules for the administration of the Plan contained herein or which are laid down by the Board and which may be amended by the Board in accordance with the provisions of Rule 13 hereof;

“Subsidiary”	means a “subsidiary”, whether now or hereafter existing, as such term is defined in section 1159 of the United Kingdom’s Companies Act 2006; and

“Subsisting Option”	means an Option that has not lapsed, been renounced or exercised.

2.2	Interpretation

Any reference to a statutory provision shall be deemed to include that provision as the same may from time to time be amended or re-enacted, any reference to a Company share option scheme or plan includes that scheme or plan as the same may be varied from time to time in accordance with its terms, and wherever the context so admits or requires the singular shall include the plural and vice versa and the masculine shall include the feminine.

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3.	SHARES SUBJECT TO THE PLAN

Subject to the provisions of Rule 11, the maximum aggregate number of Ordinary Shares which may be granted under the Plan shall not exceed 9% percent of the Ordinary Shares in issue. If an Option is surrendered or expires or becomes un-exercisable without having been exercised in full, the un-purchased Ordinary Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated) provided however that Ordinary Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.	ADMINISTRATION OF THE PLAN

4.1	Procedure

The Plan shall be administered by the Administrator.

4.2	Powers of the Administrator

Subject to the Rules, and in the case of the Remuneration Committee, subject to the specific duties delegated by the Board to the Remuneration Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority, in its absolute discretion:

(a)	to determine the Fair Market Value of the Ordinary Shares;

(b)	to specify the consideration payable on grant of an Option (if any);

(c)	to select the individuals to whom Options may be granted hereunder;

(d)	to determine whether and to what extent Options are granted hereunder;

(e)	to determine the number of Ordinary Shares to be covered by each Option granted hereunder;

(f)	to approve forms of letter or agreement for use under the Plan;

(g)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Ordinary Shares relating thereto including any periods of lock-in, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(h)	if the Fair Market Value of the Ordinary Shares covered by any Options shall have declined since the date the Options were granted, such that the Fair Market Value is lower than the consideration paid by an Optionee for the Options, to either reduce the exercise price of any such Options to the then current Fair Market Value or to institute an option exchange program whereby such Options are surrendered in exchange for Options with a lower exercise price;

(i)	to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(j)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(k)	to modify or amend each Option (subject to Rule 13.3), including, without limitation, the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(l)	to authorise any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

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(m)	to determine the terms and restrictions applicable to Options; and

(n)	to make all other determinations deemed necessary or advisable for administering the Plan.

4.3	Effect of Administrator’s Decision

The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

5.	EXERCISE PRICE

The Exercise Price at which Ordinary Shares may be subscribed for on the exercise of an Option granted under the Plan shall be determined by the Administrator at the time the Option is granted but shall not be less than the nominal value of the Ordinary Shares.

6.	LIMITATIONS

6.1	No Right to continuing Relationship

Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s employment relationship with any member of the Group, nor shall they interfere in any way with the Optionee’s right or the right of any member of the Group to terminate such employment relationship at any time, with or without cause. No person shall be entitled as of right to participate in the Plan.

6.2	Not part of Contract

The Plan shall not form part of any contract of employment between the Company or any other member of the Group and any Employee. Any benefit to the Employee under the Plan shall not form part of his or her remuneration or count as remuneration for pension fund or other purposes. It shall be a condition of the Plan that in the event of the termination of an Optionee’s Continuous Status as an Employee (for whatever reason) or Contractual Termination (as applicable) he or she shall not be entitled to any compensation whatsoever by reason of any alteration or termination, thereon, of his or her rights or expectations under the Plan

7.	TERM OF PLAN

The Plan shall become effective upon the Commencement Date. It shall continue in effect for a term of [ten (10) years] thereafter unless terminated earlier under Rule 13.

8.	TERM OF OPTION

The term of each Option shall be stated in the Offer Letter; provided however that the term shall be no more than [seven (7)] years from the date of grant.

9.	EXERCISE PRICE AND CONSIDERATION

9.1	Exercise Price

The per share exercise price for the Ordinary Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator in its absolute discretion, but taking into account applicable tax legislation for relevant Optionees.

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9.2	Waiting Period and Exercise Dates

Unless otherwise agreed by the Administrator at the time an Option is granted, the Option will be subject to vesting over a [four (4) year] period, with [twenty five percent (25%) vesting on the first anniversary of the date of the grant and the remaining seventy five percent (75%) vesting monthly over the remaining thirty six (36) months].

9.3	Form of Consideration

The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, subject to compliance with Applicable Laws. Such consideration may consist entirely of:

(a)	cash;

(b)	bank transfer;

(c)	delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the Exercise Price;

(d)	any combination of the foregoing methods of payment; or

(e)	such other consideration and method of payment for the issuance of Ordinary Shares to the extent permitted by Applicable Laws.

10.	EXERCISE AND LAPSE OF OPTIONS

10.1	Procedure on Exercise of an Option

(a)	Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

(b)	An Option may not be exercised for a fraction of an Ordinary Share.

(c)	Any Ordinary Shares allotted on the exercise of an Option shall rank pari passu in all respects with the Ordinary Shares in issue at the date of exercise of such Option and shall participate in all dividends or other distributions which may be declared, made or paid by reference to a record date after such date, but not before.

(d)	Exercising an Option in any manner shall decrease the number of Ordinary Shares thereafter available, both for the purposes of the Plan and for sale under the Option, by the number of Ordinary Shares as to which the Option is exercised.

(e)	The Administrator may, notwithstanding any other provisions of this Plan, make such agreement in relation to the exercisability of any unexercised Options as it shall in its absolute discretion determine.

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10.2	Termination of Employment or Contractual Relationship

(a)	Upon termination of an Optionee’s Continuous Status as an Employee or Contractual Termination (as applicable), other than in the circumstances referred to in Rules 10.3, 10.4 or 10.5 or in circumstances were the Optionee is summarily dismissed or is dismissed for misconduct, and such dismissal is not subsequently found to be wrongful dismissal or unfair dismissal, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Offer Letter, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Offer Letter). In the absence of a specified time in the Offer Letter, the Option shall remain exercisable for 90 days following termination of the Optionee’s Continuous Status as an Employee or Contractual Termination (as applicable), subject to the provisions of Rule 11. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Ordinary Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

(b)	Under no circumstances shall an Optionee, on termination of such Optionee’s Continuous Status as an Employee or Contractual Termination (as applicable), be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

10.3	Permanent Ill Health, Injury or Disability, Retirement, Redundancy etc. of Optionee.

In the event that an Optionee’s Continuous Status as an Employee terminates or Contractual Termination occurs (as applicable) as a result of the Optionee’s permanent ill health, injury or disability, early retirement, dismissal by reason of redundancy or because the company employing or contracting with him or her ceases to be a member of the Group (unless the Optionee is immediately employed by another member of the Group) the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, subject to the provisions of Rule 11, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Offer Letter). If, at the date of such termination, the Optionee is not entitled to exercise his or her entire Option, the Ordinary Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after such termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

10.4	Death of Optionee

In the event of the death of an Optionee while an Employee or prior to Contractual Termination (as applicable) the Option may be exercised at any time within twelve (12) months following the date of death subject to the provisions of Rule 11, (but in no event later than the expiration of the term of such Option as set forth in the Offer Letter), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Ordinary Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

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10.5	Death of Optionee within ninety (90) days of ceasing to be an Employee or of Contractual Termination (as applicable)

In the event of the death of an Optionee within ninety (90) days of ceasing to be an Employee or of Contractual Termination (as applicable), in circumstances where the termination of the Continuous Status as an Employee or Contractual Termination (as applicable) was for one of the reasons to which Rule 10.2 applies, the Option may be exercised at any time within twelve (12) months following the date of death subject to the provisions of Rule 11, (but in no event later than the expiration of the term of such Option as set forth in the Offer Letter), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Ordinary Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

10.6	Renunciation of an Option

An Optionee may at any time renounce his or her Option by serving notice in writing on the Company of his or her intention to so renounce. The renunciation shall be effective from the date of receipt of such notice by the Company, upon which date the Optionee’s Option shall be deemed to have lapsed and the Ordinary Shares covered by such Option shall revert to the Plan.

11.	COMPULSORY SALE

11.1	Notwithstanding the terms of Rules 10.2 to 10.5 hereof, any Optionee who’s Continuous Status as an Employee is terminated or subject to Contractual Termination (as applicable) and any personal representative(s) of any Optionee in whom Shares issued on exercise of an Option vest (or to whom Shares are issued pursuant to an exercise of an Option under Rule 10.5 hereof following the death of an Optionee), shall be required, unless the Board shall in its absolute discretion resolve otherwise, to transfer the Ordinary Shares held by that Optionee or his personal representative(s) to any party nominated by the Board (which may be the Company) at such price for the relevant Ordinary Shares as may be agreed between the Board and the Optionee (or as the case may be his personal representative(s)) or, failing agreement within 30 days, Fair Market Value in respect of such Ordinary Shares (determined with reference to the date of termination). This Rule 11 shall not apply, if at the time of termination of an Optionee’s Continuous Status as an Employee or Contractual Termination (as applicable) or vesting of Shares in or issue of Ordinary Shares to an Optionee’s personal representative(s), any of the share capital of the Company is listed on a recognised stock exchange.

11.2	Should any Optionee or his personal representative(s) fail to transfer any Ordinary Shares required to be transferred in accordance with Rule 11.1, any member of the Board for the time being of the Company, or some other person duly nominated by the Board for that purpose, shall be deemed to be the Optionee’s duly appointed attorney (or as the case may be the duly appointed attorney of the Optionee’s personal representative(s)) with full power to execute, complete and deliver in his name and on his behalf all documents necessary to give effect to any transfer of Ordinary Shares pursuant thereto. The foregoing appointment shall be deemed to be irrevocable and shall be binding on the Optionee and his personal representatives. Any attorney appointed hereto may receive and give a good discharge for the consideration on behalf of such an Optionee or his personal representative(s). The Board shall forthwith pay the consideration payable in respect of the Ordinary Shares transferred into a separate bank account in the Company’s name and shall hold such money on trust for such Optionee until the Optionee or his personal representative(s) deliver up his certificate(s) for such shares (or an indemnity, in a form reasonably satisfactory to the Board, in respect of any lost certificate) to the Company when the Optionee (or as the case may be a Participant’s personal representative(s)) shall thereupon be paid the consideration received on his behalf.

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12.	NON-TRANSFERABILITY OF OPTIONS

Unless determined otherwise by the Administrator, an Option shall be personal to the Optionee and, accordingly, shall not be capable of being sold, charged or otherwise encumbered, assigned, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Any breach of this provision shall entitle the Board to cancel the Option. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

13.	ADJUSTMENTS UPON CHANGES IN CAPITALISATION, DISSOLUTION OR LIQUIDATION

13.1	Changes in Capitalisation

Subject to any required action by the shareholders of the Company, the number of Ordinary Shares covered by each outstanding Option, and the number of Ordinary Shares which have been authorised for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Ordinary Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Ordinary Shares or ordinary shares in the capital of the Company resulting from a share subdivision, consolidation, scrip dividend, combination or reclassification of Ordinary Shares or ordinary shares in the capital of the Company, or any other increase or decrease in the number of issued Ordinary Shares or ordinary shares in the capital of the Company effected (subject to Applicable Laws) without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an Option.

13.2	Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, to the extent than an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Shares, including Ordinary Shares as to which the Option would not otherwise be exercisable.

13.3	Application of Rule 7.1

The exercise of an Option pursuant to the preceding provisions of this Rule 13 and Rules 10.2 to 10.5 inclusive shall be subject to the provisions of Rule 10.1.

14.	MERGER, TAKEOVER OR OTHER REORGANISATION

14.1	In the event that the Company is a party to a sale of the whole or a substantial part of its assets, a merger, a takeover or other reorganisation (including but not limited to a court sanctioned compromise or arrangement) or there is a proposal to acquire the majority of the issued share capital of the Company (a “Relevant Event”), or the Administrator considers any of such events may occur, the Administrator shall be entitled (without the Optionee’s consent unless the Administrator otherwise requires) at its discretion and notwithstanding any other provision contained in the Scheme:

(a)	to request Optionees to exercise all outstanding Options held in relation to the whole or a specified portion of the Optioned Shares to which such Options relate and in respect of which such Options have vested and are exercisable and within such time or times and subject to any other conditions or limitations as the Administrator may at its discretion determine. If an Optionee does not comply with any such request such Options shall lapse and cease to be exercisable upon the expiry of the time specified for exercise by the Administrator;

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(b)	to agree that outstanding Options will be assumed or substituted by the surviving company or its Parent (or the acquiring company or its Parent where a takeover or other acquisition occurs) for options which are at the date of the Relevant Event equivalent in value to the Options originally granted under the Plan (as determined by the Administrator) but which relate to shares in the surviving company or its Parent (or the acquiring company or its Parent where a takeover or acquisition occurs);

(c)	to arrange for the continuation by the Company of outstanding Options (if the Company is a surviving company or an acquiring company in a takeover or acquisition);

(d)	to make payment of a cash settlement to any Optionee of an amount per Optioned Share equal to or in excess of the difference between the amount to be paid for one Share under the terms of the Relevant Event and the Exercise Price applicable to such Optionee’s Option less any taxes, duties, levies or other charges required to be withheld;

(e)	to agree to accelerate the vesting and exercisability of any outstanding Options;

(f)	to cancel (whether selectively or otherwise) any Options which have not vested at the time of the Relevant Event; and

(g)	to otherwise vary the exercise of outstanding Options on such conditions as the Administrator may decide,

and the Administrator may determine that anyone or any combination of the above shall apply.

14.2	The Company may grant Options under the Plan in substitution for options held by employees of another company or corporation who become employees of the Company, or any Group Company as a result of a merger or consolidation of the employing company or corporation with the Company or any Group Company, or as a result of the acquisition by the Company, or any Group Company of property or shares or stock of the employing company or corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Administrator considers appropriate in such circumstances.

15.	DATE OF GRANT

The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant and an Option Agreement shall be forwarded to each Optionee for execution and return. No consideration shall be payable by an Optionee for the grant of an Option.

16.	LOCK-UP PERIOD

16.1	Unless otherwise specified in the Option Letter or permitted by this Plan, an Optionee shall not, without the prior written consent of the Company sell or otherwise transfer, any Ordinary Shares in respect of which the Option has been exercised that are held by the Optionee (or his nominees) in the period which is eighteen (18) months following 30 November 2021 (“Lock-Up Period”). If requested by the Company, the Optionee will enter into an agreement regarding his or her compliance with this requirement that will survive the term of the Option Letter.

16.2	If requested by the Company during the Lock-Up Period, the Optionee shall return all share certificates issued for Ordinary Shares in respect of which the Option has been exercised that are held by the Optionee (or his nominees) to the Company for the duration of the Lock-Up Period. Upon expiry of the Lock-Up Period the Company shall promptly release the share certificates held on trust for the Optionee back to the Optionee (or his nominees).

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16.3	The Option Letter may specify other restrictions on the transfer of any Ordinary Shares in respect of which the Option has been exercised that are held by an Optionee (or his nominees).

17.	DRAG-ALONG RIGHTS

17.1	If a Relevant Event is proposed with shall cause a change in Control of the Company that is approved by the Board, an Optionee shall (if applicable) vote for, consent to, raise no objections against and take all actions necessary or desirable to the Company in consummating such change in Control, including, if such change in Control is structured as a merger or consolidation, waiving any rights in connection with such merger or consolidation, or if such change in Control is structured as a sale of equity, agreeing to sell all of the Optionee’s Ordinary Shares and other equity securities on the same terms and conditions approved by and applicable to the other shareholders of the Company, as the case may be. The Optionee grants to the Board with respect to all of the Optionee’s Ordinary Shares held in respect of the exercise of the Option an irrevocable power of attorney (which is deemed to be coupled with an interest) with respect to any shareholder vote or action by written consent solely to effect such change in Control of the Company in compliance with this Rule 17.1.

17.2	Each Optionee shall cooperate fully (including by waiving any rights to which the Optionee may be entitled under applicable law ) with the purchaser in any such change in Control, and shall execute and deliver all documents (including purchase agreements) and instruments as such purchaser reasonably requests to effect such change in Control, including, without limitation, the making of representations and warranties as to due incorporation, existence and good standing, power and authority of the Optionee, and ownership of the Ordinary Shares held in respect of the exercise of the Option and the granting of all indemnifications and the execution of all agreements (including, without limitation, participating in any escrow arrangements to the extent of their respective pro rata portion) and similar arrangements which the other shareholders of the Company are making or executing.

18.	AMENDMENT AND TERMINATION OF PLAN

18.1	Amendment and Termination

The Company in general meeting or the Board may, at any time, resolve not to grant further Options under the Plan but the subsisting rights of Optionees under the Plan shall remain in force. Subject to Rule 18.3 the Board may at any time and from time to time by resolution (and without other formality) amend, alter, augment, suspend or terminate the Plan.

18.2	Shareholder Approval

The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

18.3	Effect of Amendment or Termination

No amendment, alteration, augmentation, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

18.4	Costs

The Company shall bear the costs of setting up and administering the Plan.

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18.5	Books of Account and Records

The Company shall maintain all necessary books of account and records relating to the Plan.

18.6	Execution on behalf of Optionee

The Board shall be entitled to authorise any person to execute on behalf of an Optionee, at the request of the Optionee, any document relating to the Plan insofar as such document is required to be executed pursuant hereto.

19.	LEGAL COMPLIANCE

Ordinary Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Ordinary Shares shall comply with Applicable Laws.

20.	LIABILITY OF COMPANY

20.1	Inability to Obtain Authority

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s solicitors to be necessary to the lawful issuance and sale of any Ordinary Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority shall not have been obtained.

20.2	Grants Exceeding Approved Number of Ordinary Shares

If the Optioned Share covered by an Option exceeds, as of the date of grant, the number of Ordinary Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Shares, unless shareholder approval of an amendment sufficiently increasing the number of Ordinary Shares subject to the Plan is timely obtained in accordance with Rule 13.2 of the Plan.

20.3	Nothing contained in the Plan or the Rules shall impose any liability whatsoever on the Company to provide tax or legal advice to any Employee or Optionee in connection with the Plan or to discharge any tax liabilities arising to any Employee or Optionee.

21.	AVAILABILITY OF SHARES

21.1	Subject to the provisions of this Rule 2121 the Company shall have available at all times sufficient unissued Ordinary Shares necessary to satisfy the Options which have been granted but not exercised.

21.2	On the exercise of an Option the Board may satisfy the requirement for Ordinary Shares by the allotment of Ordinary Shares, by purchasing Ordinary Shares or by such other means as it may determine.

22.	TAXATION

22.1	By making an application for Options pursuant to the Plan, an Optionee is deemed to:

(a)	acknowledge that the Company has not offered, nor does it have any obligation to provide, any form of tax advice to the Optionee;

(b)	acknowledge that the Optionee bears sole responsibility for ensuring that the Participant’s participation in the Scheme is fully in compliance with the Optionee’s obligations under applicable taxation laws and statutes; and

(c)	fully indemnify and keep indemnified the Company against any liabilities which may arise in respect of any liability to tax, which may arise as a result of the Optionee’s failure to comply fully with its obligations under relevant taxation laws and statutes or otherwise in respect of the grant of Options to or exercise of Options by the Optionee.

23.	NOTICES

Any notice or other communication between the Company and an Optionee shall be given by sending the same by post or by personal delivery to, in the case of the Company, its registered office and, in the case of an Optionee, his or her address as notified to the Company, in writing, from time to time.

24.	GOVERNING LAW

Save as otherwise provided in this Plan, this Plan shall be governed by and construed in accordance with the laws of England and Wales.

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